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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                    Date of Report (Date of earliest event
                            reported): July 7, 1998



                      ASSET BACKED SECURITIES CORPORATION
            (Exact name of registrant as specified in its charter)



          Delaware                    333-00365                 13-3354848
 ----------------------------        ------------           -------------------
 (State or Other Jurisdiction        (Commission             (I.R.S. Employer
      of Incorporation)              File Number)           Identification No.)



Eleven Madison Avenue
New York, New York                                                   10010
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Address of Principal                                               (Zip Code)
Executive Offices


       Registrant's telephone number, including area code (212) 325-2000

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Item 5.  Other Events.
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Filing of Computational Materials.
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         In connection with the offering of the IndyMac  Manufactured  Housing
Contract Pass- Through Certificates, Series 1998-2 ("Certificates"), Credit Suisse First Boston Corporation, as Representative of the Underwriters
("Representative") with respect to the Certificates, has prepared certain materials (the "Series Term Sheet" including the "Computational Materials") for distribution to its potential investors. Although the Company provided the Representative with certain information regarding the characteristics of the Initial Contracts in the related portfolio, it did not participate in the preparation of the Computational Materials.

         For purposes of this Form 8-K, Computational Materials shall mean computer generated tables and/or charts displaying, with respect to the Certificates, any of the following: yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Contracts; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Series Term Sheet including Computational Materials is attached hereto as Exhibit 99.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)   Not applicable.

     (b)   Not Applicable.

     (c)   Exhibits.

           (99)  The Series Term Sheet including Computational Materials.


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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ASSET BACKED SECURITIES CORPORATION



                                      By: /s/ Fiachra T. O'Driscoll
                                         ________________________________
                                         Fiachra T. O'Driscoll
                                         Vice President

Dated:  July 9, 1998

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                               Index to Exhibits
                               -----------------


Exhibit
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  99.    The Series Term Sheet including Computational Materials